American Century Variable Portfolios, Inc.
              Exhibit 77O
              For the period ending December 31, 2003

Fund          Issuer            Ticker     Principal Amt (US$)   Principal Amt
                                                                 (Foreign$)
VP INTL       RENAULT           RENA.PA     $ 1,504,544,412      $ 1,307,390,000
VP VISTA      Amphenol Corp     APH         $ 500,000,000

Principal Amount  Amount Purchased   Trade Date   Price         Price
   (US$)            (Foreign$)                                 (Foreign)
$1,368,796.04      $1,189,430.00     07/28/2003  $56.5618      $49.15
$    4,050.00                        08/15/2003  $50.00

Underwriter  Underwriting Spread   Currency   Underwriting Spread (US$)
DBAB            1.00%               EUR               $0.566
MERR            3.960%              USD               $1.980